UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2005

NESS ENERGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	000-10301	91-1067265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 East Interstate 20, Willow Park, Texas 76087
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 817-341-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Introduction

On June 22, 2005, the Board of Directors of Ness Energy International, Inc. ratified certain changes in the management of the company relating to the resignation of the company's Secretary and the appointment of a new executive officer.

On June 4, 2005, the President engaged Cary Hughes to become the Executive Vice President and Chief Operating Officer for the company, subject to final agreement on the terms of Mr. Hughes' employment and Board approval. On June 22, 2005, the Board appointed Mr. Hughes as the Executive Vice President and Chief Operating Officer for the company and approved his employment agreement with the company.

Also earlier this month, on June 15, 2005, the company's Secretary, Donna Hendrick, advised the company of her desire to retire and resign her position as an officer and employee of the company. On June 22, 2005, the Board accepted Mrs. Hendrick's resignation and appointed, Cary Hughes, Executive Vice President and Chief Operating Officer of the company, as interim Secretary.

Cary Hughes

Mr. Hughes, age 36, has over ten years experience in the areas of retail and wholesale banking focused primarily upon oil and gas financing. He has strong experience managing organizations, executing complex projects, coordinating multi-disciplinary teams, and utilizing analytics to improve overall organizational performance. From July, 2003, he has been the founder and President of Hughes & Associates, a Houston based consulting firm focused upon oil & gas management consulting including marketing, financial engineering, Israeli project advice, and general financial management assistance. From November, 2000, to June, 2003, he was a Director of Societe Generale’s Houston, Texas based oil & gas practice, involved in overseas and domestic oil and gas commodities finance. He has an International Masters of Business Administration, York University, Toronto, Canada, August 1994, Bachelor of Arts, Political Science, and Economics, Case Western Reserve University, Cleveland, Ohio, May, 1991.

On June 4, 2005, Mr. Hughes' entered into an employment agreement with the company which superseded a prior Consulting Agreement dated May 16, 2005. Mr. Hughes' employment agreement provides for duties that include organizational oversight and management, financing advice and implementation of marketing programs as well as other responsibilities as an officer, and provides for a salary of $11,000 monthly until November 30, 2005, and performance compensation, which includes payments in restricted common stock of the company equal to one-sixth of gross dollars in financing, and 166,667 restricted common shares for every increment of 100,000 cfge/day for every thirty consecutive thirty days, above 550,000 cfge/day as a base. Total stock cannot, however, exceed 10 million shares. Cfge stands for cubic feet of gas equivalent.

At this time, Mr. Hughes owns a total of 10,000 shares in the Registrant.

Section 9   Exhibits

ITEM 9.01 Exhibits

(c)  Exhibits

Exhibit
Number   Description

10      Employment Agreement between Cary Hughes and Ness Energy International, Inc. dated June 4, 2005
99.1   Form of Press Release issued on June 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

         NESS ENERGY INTERNATIONAL, INC.
         (Registrant)

         By: /s/ Sha Stephens, President
         Chief Executive Officer

         Date: 6/22/05